Exhibit 10.4
PERFORMANCE STOCK UNIT GRANT NOTICE
UNDER THE
ZOOMINFO TECHNOLOGIES INC.
INDUCEMENT EQUITY INCENTIVE PLAN
ZoomInfo Technologies Inc. (the “Company”), pursuant to its Inducement Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of performance-vesting Restricted Stock Units set forth below (the “Performance Stock Units”). The Performance Stock Units are subject to all of the terms and conditions as set forth in this Performance Stock Unit Grant Notice (the “Grant Notice”), the Performance Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant) (the “Agreement” and together with the Grant Notice, the “Award Agreement”), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan. This Award is granted as an inducement material to the Participant entering into employment with the Company or a Subsidiary, in accordance with Nasdaq Listing Rule 5635(c)(4), and is made outside of the ZoomInfo Technologies Inc. 2020 Omnibus Incentive Plan and the share reserve thereunder.

Participant:	###PARTICIPANT_NAME###
Date of Grant:	###GRANT_DATE###
Vesting Commencement Date:	###ALTERNATIVE_VEST_BASE_DATE###
Number of Performance Stock Units:	###TOTAL_AWARDS###

Vesting Schedule:
The Performance Stock Units will be one hundred percent (100%) unvested as of the Date of Grant. Subject to the Participant’s continued Service Relationship (as defined below) with the Company through the applicable Vesting Date (as defined on Exhibit A attached hereto), the Performance Stock Units shall vest on the applicable Vesting Date(s) based on the Company’s achievement of the performance goal(s) set forth and described on Exhibit A hereto. For purposes of this Award Agreement, the term “Service Relationship” means any relationship as a full-time or part-time employee, officer, non-employee director, consultant or advisor of the Company or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or consultant). For the avoidance of doubt, no partial or pro-rata vesting will occur for performance below the applicable threshold for any Performance Year (as defined below) or for the partial Service Relationship of any applicable Performance Year.

Notwithstanding the foregoing, if a Change in Control occurs prior to the end of the Performance Period, then:

(A) upon the consummation of such Change in Control, each then-outstanding Performance Stock Unit shall be converted, on a one-for-one basis, and for purposes of determining the number of Performance Stock Units subject to conversion, shall assume that the Annual Performance Factor for the remaining relevant Performance Years was attained at Target levels, into a time-based vesting Restricted Stock Unit (each such converted Restricted Stock Unit, a “Converted RSU”), that vests over the remaining Performance Period on the originally scheduled Vesting Dates, subject to the Participant’s continued Service Relationship with the Company (or its successor, combined or surviving entity, as the case may be) through the consummation of the Change in Control and each subsequent Vesting Date(s) (as applicable);
(B) if the Participant’s Service Relationship is terminated by the Company without Cause or by the Participant for Good Reason (each as defined in the Plan) within the twelve (12) month period following the Change in Control, (each such termination event, a “Qualifying Termination”), all then-unvested Converted RSUs shall vest in full immediately upon such Qualifying Termination; and
(C) following a Change in Control, no additional performance measurement and/or goals may be applied to any portion of the Performance Stock Units.
Unless the context otherwise requires, references to “Performance Stock Units” shall be deemed to include “Converted RSUs” to the extent applicable following a Change in Control.

Dividend Equivalents:	The Performance Stock Units shall be credited with dividend equivalent payments to be paid in cash (without interest) on the corresponding vesting dates, as provided in Section 14(c)(iii) of the Plan.

ZOOMINFO TECHNOLOGIES INC.

_________________________
By: Henry Schuck
Title: Chief Executive Officer
THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PERFORMANCE STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN.
PARTICIPANT
_________________________
By:

Date:_________________________

PERFORMANCE STOCK UNIT AGREEMENT
UNDER THE
ZOOMINFO TECHNOLOGIES INC.
INDUCEMENT EQUITY INCENTIVE PLAN
Pursuant to the Performance Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Performance Stock Unit Agreement (this “Performance Stock Unit Agreement”) and the ZoomInfo Technologies Inc. Inducement Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), ZoomInfo Technologies Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.Grant of Performance Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Performance Stock Units provided in the Grant Notice (with each Performance Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of Performance Stock Units to the Participant under this Performance Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Performance Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Performance Stock Units hereunder and makes no implied promise to grant additional Performance Stock Units.
2.Vesting. Subject to the conditions contained herein and in the Plan, the Performance Stock Units shall vest as provided in the Grant Notice.
3.Settlement of Performance Stock Units. Subject to any election by the Committee pursuant to Section 8(d)(ii) of the Plan, including, but not limited to, arranging a mandatory “sell to cover” on Participant’s behalf (without further authorization), the Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, one share of Common Stock for each Performance Stock Unit (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Performance Stock Unit shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third party plan administrator. Notwithstanding anything in this Performance Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Performance Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.
4.Treatment of Performance Stock Units Upon Termination. The provisions of Section 8(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.

5.Company; Participant.
(a)The term “Company” as used in this Performance Stock Unit Agreement with reference to employment shall include the Company and its Subsidiaries.
(b)Whenever the word “Participant” is used in any provision of this Performance Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Performance Stock Units may be transferred in accordance with Section 14(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.
6.Non-Transferability. The Performance Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Performance Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Performance Stock Units shall terminate and become of no further effect.
7.Rights as Shareholder. The Participant or a Permitted Transferee of the Performance Stock Units shall have no rights as a shareholder with respect to any share of Common Stock underlying a Performance Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
8.Tax Withholding. The provisions of Section 14(d) of the Plan are incorporated herein by reference and made a part hereof. Without limiting the Company’s rights to satisfy withholding obligations as described under Section 14(d) of the Plan, the Participant hereby authorizes the Company to satisfy the applicable tax withholding obligations from proceeds of the sale of shares of Common Stock issuable in respect of the Performance Stock Units through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization).
9.Notice. Every notice or other communication relating to this Performance Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
10.No Right to Continued Service. This Performance Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company.
11.Binding Effect. This Performance Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
12.Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Performance Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
13.Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (a) canceling the Performance Stock Units, or (b) requiring that the Participant forfeit any gain realized on the disposition of any shares of Common Stock received in settlement of any Performance Stock Units, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Performance Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all or a portion of the Performance Stock Units shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law or with any clawback policy that may be adopted by the Company in the future including, without limitation, any such policy required to comply with the final SEC rules and/or Nasdaq Stock Market listing standards with respect to recoupment adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act. In the event that any award granted pursuant to this Agreement becomes subject to recoupment pursuant to any policy, the Company may utilize any method of recovery specified in any such policy in connection with any award recoupments required or permitted under any such policy.
14.Prior Agreements; Restrictive Covenants. The Participant shall execute and return to the Company a copy of the Restrictive Covenant Agreement attached hereto as Exhibit B.
15.Governing Law. This Performance Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Performance Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Performance Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
16.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Performance Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.
17.Section 409A. It is intended that the Performance Stock Units granted hereunder shall be exempt from Section 409A of the Code, if applicable, pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.
18.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Performance Stock Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
19.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
20.Additional Terms for Non-U.S. Participants. Notwithstanding anything to the contrary herein, if the Participant resides and/or works outside of the United States, the Participant shall be subject to the Additional Terms and Conditions for Non-U.S. Participants attached hereto as Addendum A and to any Country-Specific Terms and Conditions attached hereto as Addendum B. If the Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which the Participant is currently residing or working or if the Participant relocates to one of the countries included in the Country-Specific Terms and Conditions after the grant of the Performance Stock Units, the special terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Additional Terms and Conditions for Non-U.S. Participants and the Country-Specific Terms and Conditions constitute part of this Performance Stock Unit Agreement and are incorporated herein by reference.
Entire Agreement. This Performance Stock Unit Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

ADDENDUM A

ADDITIONAL TERMS AND CONDITIONS FOR NON-U.S. PARTICIPANTS

This Addendum A includes additional terms and conditions that govern the Performance Stock Units granted to the Participant if the Participant works or resides outside of the United States.
Capitalized terms used but not defined herein are defined in the Plan or the Performance Stock Unit Agreement and have the meanings set forth therein.
1.Termination of Employment. For purposes of the Performance Stock Unit Agreement and the Plan, including Section 4 of the Performance Stock Unit Agreement and Section 8(c)(ii) of the Plan, the date of the Participant’s Termination shall be deemed to be the date on which the Participant ceases to be actively employed by the Service Recipient, which shall not be extended by any notice period, whether mandated or implied under local law during which the Participant is not actually employed (e.g., garden leave or similar leave) or during or for which the Participant receives pay in lieu of notice or severance pay. The Company shall have the sole discretion to determine when the Participant is no longer an employee of the Service Recipient for purposes of the Performance Stock Unit Agreement without reference to any other agreement, written or oral, including the Participant’s contract of employment, if applicable.
2.No Acquired Right. The Participant acknowledges and agrees that:
(a)The Plan is established voluntarily by the Company, the grant of awards under the Plan is made at the discretion of the Committee and the Plan may be modified, amended, suspended or terminated by the Company at any time. All decisions with respect to future awards, if any, will be at the sole discretion of the Committee.
(b)The Participant is voluntarily participating in the Plan.
(c)The Performance Stock Units (and any similar awards the Company may in the future grant to the Participant, even if such awards are made repeatedly or regularly, and regardless of their amount) and the shares of Common Stock acquired under the Plan (i) are wholly discretionary and occasional, are not a term or condition of employment and do not form part of a contract of employment, or any other working arrangement, between the Participant and the Company, the Service Recipient or any Subsidiary, (ii) do not create any contractual entitlement to receive future awards under the Plan or benefits in lieu thereof and are not intended to replace any pension rights or compensation, as applicable, and (iii) do not form part of normal or expected salary or remuneration for purposes of determining pension payments or any other purposes, including without limitation termination indemnities, severance, resignation, payment in lieu of notice, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits, welfare benefits or similar payments, if applicable.
(d)The Performance Stock Units and the shares of Common Stock acquired under the Plan are not intended to replace any pension rights or compensation.

(e)In the event that the Participant is an employee and the Participant’s employer is not the Company, the grant of the Performance Stock Units and any similar awards the Company may grant in the future to the Participant will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the grant of the Performance Stock Units and any similar awards the Company may grant in the future to the Participant will not be interpreted to form an employment contract with the Service Recipient or any Subsidiary.
(f)The future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty. The Company shall not be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Performance Stock Units or the shares of Common Stock.
(g)The Participant shall have no rights, claim or entitlement to compensation or damages as a result of the Participant’s cessation of employment or service for any reason whatsoever, whether or not later found to be invalid or in breach of contract or local labor law, insofar as these rights, claim or entitlement arise or may arise from the Participant’s ceasing to have rights under the Performance Stock Units as a result of such cessation or loss or diminution in value of the Performance Stock Units or any of the shares of Common Stock issuable under the Performance Stock Units as a result of such cessation, and the Participant irrevocably releases the Company and its Subsidiaries from any such rights, entitlement or claim that may arise. If, notwithstanding the foregoing, any such right or claim is found by a court of competent jurisdiction to have arisen, then, by signing the Performance Stock Unit Agreement, the Participant shall be deemed to have irrevocably waived the Participant’s entitlement to pursue such rights or claim.
3.Foreign Asset/Account and Tax Reporting Requirements; Exchange Controls. The Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the Performance Stock Units, the acquisition, holding and/or transfer of shares of Common Stock or cash (including dividends and the proceeds arising from the sale of shares) from the Participant’s participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. The Participant may be required to report such assets, accounts, account balances and values, any cross-border transactions, and/or related transactions to the applicable authorities in the Participant’s country and the Participant may be required to report any acquisition or sale of shares of Common Stock and any taxable income attributable to the Performance Stock Units to the applicable tax authority or other authority in the Participant’s country (including on the Participant’s annual tax return, if applicable). The Participant may also be required to repatriate sales proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker and/or within a certain period of time after receipt. The Participant acknowledges that the Participant is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements and should consult the Participant’s own personal tax and legal advisors, as applicable, on these matters.

4.Data Protection (Jurisdictions other than European Union/European Economic Area/United Kingdom).
(a)In order to facilitate the Participant’s participation in the Plan and the administration of the Performance Stock Units, it will be necessary for contractual and legal purposes for the Company (or the Service Recipient or their payroll administrators) to collect, hold and process certain personal information and sensitive personal information about the Participant (including, without limitation, the Participant’s name, home address, telephone number, date of birth, nationality, social insurance or other identification number and job title and details of the Performance Stock Units and other awards granted, cancelled, exercised, vested, unvested or outstanding and shares of Common Stock held by the Participant). The Participant consents explicitly, willingly, and unambiguously to the Company and the Service Recipient (and their Subsidiaries and payroll administrators) collecting, holding and processing the Participant’s personal data and transferring this data (in electronic or other form) by and among, as applicable, the Company, the Service Recipient and the Subsidiaries and other third parties (collectively, the “Data Recipients”) insofar as is reasonably necessary to implement, administer and manage the Plan and the Performance Stock Units. The Participant authorizes the Data Recipients to receive, possess, use, retain and transfer the data for the purposes of implementing, administering and managing the Plan and the Performance Stock Units. The Participant understands that the data may be transferred to a broker or third party as may be selected by the Company in the future which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the Data Recipients may be located in the United States or elsewhere, and that the Data Recipient’s country may have a lower standard of data privacy laws and protections than the Participant’s country.
(b)The Data Recipients will treat the Participant’s personal data as private and confidential and will not disclose such data for purposes other than the management and administration of the Plan and the Performance Stock Units and will take reasonable measures to keep the Participant’s personal data private, confidential, accurate and current. The Participant understands that the data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.
(c)The Participant understands that the Participant may, at any time, make a request to view the Participant’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company and that these rights are subject to legal restrictions but acknowledges that without the use of such data it may not be practicable for the Company to administer the Participant’s involvement in the Plan in a timely fashion or at all and this may be detrimental to the Participant and may result in the possible exclusion of the Participant from continued participation with respect to the Performance Stock Units or any future awards under the Plan.
5.Data Protection (European Union/European Economic Area/United Kingdom).

(a)In order to facilitate the Participant’s participation in the Plan and the administration of the Performance Stock Units, it will be necessary for contractual, legitimate interest and legal purposes for the Company (or the Service Recipient or their payroll administrators) to collect, hold and process certain personal data and, where required for legal purposes with the Participant’s freely given consent, any special category personal data about the Participant. Such personal data includes, without limitation, the Participant’s name, home address, telephone number, date of birth, nationality, social insurance or other identification number and job title and details of the Performance Stock Units and other awards granted, cancelled, exercised, vested, unvested or outstanding and shares of Common Stock held by the Participant. The Participant hereby acknowledges and agrees to the Company and the Service Recipient (and their Subsidiaries and payroll administrators) collecting, holding and processing the Participant’s personal data and transferring this data (in electronic or other form) by and among, as applicable, the Company, the Service Recipient and their Subsidiaries and other third parties (collectively, the “Data Recipients”) insofar as is reasonably necessary to implement, administer and manage the Plan and the Performance Stock Units. The Participant understands that the Data Recipients will receive, possess, use, retain and transfer the data for the purposes of implementing, administering and managing the Plan and the Performance Stock Units. The Participant understands that the data may be transferred to a broker or third party as may be selected by the Company in the future which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the Data Recipients may be located in the United States or elsewhere, and that the Data Recipient’s country may have a different or lower standard of data privacy laws and protections than the Participant’s country.
(b)The Data Recipients will treat the Participant’s personal data as private and confidential and will not disclose such data for purposes other than the management and administration of the Plan and the Performance Stock Units and will take reasonable measures to keep the Participant’s personal data private, confidential, accurate and current. The Participant understands that the data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan and for legal requirements thereafter. The Participant shall notify the Company of any changes to the Participant’s personal data.
(c)The Participant understands that the Participant may, at any time, exercise the rights granted to the Participant by the Data Protection Laws (as defined below) and other applicable data protection laws including the right to make a request to access or be provided with a copy of the Participant’s personal data, request additional information about the storage and processing of the data, request that the personal data is restricted or otherwise object to its processing by the Company, require any necessary corrections to it or withdraw any consents provided by the Participant in writing by contacting the Company and that these rights are subject to legal restrictions. The Participant acknowledges that without the Company’s use of such data it may not be practicable for the Company to administer the Participant’s involvement in the Plan in a timely fashion or at all and this may be detrimental to the Participant and may result in the possible exclusion of the Participant from continued participation with respect to the Performance Stock Units or any future awards under the Plan. The Participant is referred to the privacy notice provided by the employing Subsidiary for further information about the processing of the Participant’s personal data and rights under applicable data protection laws.
(d)For the purpose of this Section 5, “Data Protection Laws” means any law, enactment, regulation or order concerning the processing of personal data including the Data Protection Act 2018 (“DPA”), the General Data Protection Regulation (Regulation (EU) 2016/679) (the “GDPR”), the GDPR as it forms part of retained EU law (as defined in the European Union (Withdrawal) Act 2018), the Privacy and Electronic Communications Regulations (EC Directive) Regulations 2003 (“PECR”), and any subordinate legislation or statutory codes of practice implemented in connection with the DPA, GDPR, PECR and any law that is intended to supplement, amend or replace the foregoing together with any other applicable law in any jurisdiction that regulates the collection, protection or processing of personal data as may come into effect from time to time.
6.Withholding; Responsibility for Taxes. This provision supplements Section 8 of the Performance Stock Unit Agreement and Section 14(d) of the Plan.
For purposes of Section 8 of the Performance Stock Unit Agreement, applicable tax withholding obligations shall include applicable income taxes, employment taxes, social insurance, social security, national insurance contribution, payroll taxes, contributions, levies, payment on account obligations or other amounts (collectively, “Applicable Taxes”) required to be collected, withheld or accounted for with respect to the grant or vesting of the Performance Stock Units. The Participant acknowledges that regardless of any action the Company (or the Service Recipient) takes, the ultimate liability for the Applicable Taxes is and remains the Participant’s responsibility and that the Company (and the Service Recipient) (i) make no representations or undertakings regarding the treatment of any Applicable Taxes in connection with any aspect of the Performance Stock Units, including the grant, vesting or settlement of the Performance Stock Units, and the subsequent sale of any shares of Common Stock acquired at settlement; and (ii) do not commit to structure the terms of the grant or any aspect of the Performance Stock Units to reduce or eliminate the Participant’s liability for any Applicable Taxes. Further, if the Participant is subject to taxation in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Applicable Taxes (if any) in more than one jurisdiction.

ADDENDUM B

COUNTRY-SPECIFIC TERMS AND CONDITIONS
These Country-Specific Terms and Conditions include additional terms and conditions and disclosures (if any) that govern the Performance Stock Units granted to the Participant under the Plan if the Participant resides or works in one of the countries listed below. Capitalized terms used but not defined in these Country-Specific Terms and Conditions are defined in the Plan or the Performance Stock Unit Agreement and have the meanings set forth therein.
Australia
Offer Document
    The information below (the “Offer Document”) sets out information regarding the participation of Australian resident employees of the Company and its Australian subsidiaries in the Plan.
Offer Document

Investment in securities involves a degree of risk and there is no guarantee of the future value of, or returns from, securities the Participant may acquire under the Plan. Employees who elect to participate in the Plan should consider all risk factors relevant to the acquisition of securities under the Plan as set out in this document and any associated documents.
The information contained in this document and any associated documents is general information only. It is not advice or information specific to the Participant’s objectives, financial situation or needs. Australian employees should consider obtaining their own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission to give advice about participation in the Plan.

1.OFFER AND TERMS OF PARTICIPATION
This Offer Document relates to an invitation by the Company to eligible employees in Australia to participate in the Plan.
The terms of the Participant’s participation are set out in the Plan, the Prospectus, the Performance Stock Unit Agreement and this Offer Document.
By participating in the Plan, the Participant will be bound by terms set out in the Plan, the Prospectus, the Performance Stock Unit Agreement and this Offer Document.

2.HOW CAN A PARTICIPANT ASCERTAIN THE CURRENT MARKET PRICE OF SHARES UNDERLYING THE PERFORMANCE STOCK UNIT AWARD IN AUSTRALIAN DOLLARS?
The Participant could, from time to time, ascertain the market price of a share of Common Stock by obtaining that price from the NASDAQ website, the Company website or The Wall Street Journal, and multiplying that price by a published exchange rate to convert U.S. Dollars into Australian Dollars, to determine the Australian dollar equivalent of that current market price.
3.RISKS OF ACQUIRING AND HOLDING SHARES
Acquiring and holding shares of Common Stock involves risk. These risks include that:
(a)There is no guarantee that the shares of Common Stock will grow in value - they may decline in value. Stock markets are subject to fluctuations and the price of shares can rise and fall, depending upon the Company’s performance and other internal and external factors.
(b)There is no assurance that the Company will pay dividends even if its earnings increase.
(c)There are tax implications involved in acquiring and holding shares of Common Stock and the tax regime applying to the Participant may change.
Tax Deferred Scheme. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the scheme (subject to the requirements of applicable Australian tax legislation).
Data Privacy. The following supplements Section 4 of Addendum A of the Performance Stock Unit Agreement:
(i) The Participant understands that recipients of the data described in Section 4 of Addendum A of the Performance Stock Unit Agreement (the “Data”) may be located in the United States.
(ii) The Participant understands that, by consenting to the disclosure of the Data to recipients located overseas, Australian Privacy Principle (“APP”) 8.1 will not apply to the disclosure and as a result the Company and the Service Recipient will not be accountable under the Privacy Act 1988 (Cth) and the Participant may not be able to seek redress under the Privacy Act 1988 (Cth) in respect of this Data.
(iii) The Participant acknowledges that the privacy policy of the Service Recipient contains information about how the Participant may access the Data about the Participant that it holds and seek the correction of such Data. It also contains information about how the Participant may complain about a breach of the APPs and how the Service Recipient will deal with such a complaint.

Canada (Ontario)
Award Payable Only in Shares
Notwithstanding any discretion in the Plan or anything to the contrary in the Performance Stock Unit Agreement, including Section 8(d) of the Plan, the grant of the Performance Stock Units does not provide the Participant any right to receive a cash payment and the Performance Stock Units may be settled only by delivery of shares of Common Stock.
Securities Law Information
Shares of Common Stock acquired under the Plan are subject to certain restrictions on resale imposed by Canadian provincial and territorial securities laws, as applicable. Notwithstanding any other provision of the Plan to the contrary, any transfer or resale of any shares of Common Stock acquired by the Participant pursuant to the Plan must be in accordance with the resale rules under applicable Canadian provincial and territorial securities laws, including Ontario Securities Commission Rule 72-503 Distributions Outside Canada (“72-503”), if the Participant is a resident in the Province of Ontario. In Ontario, the prospectus requirement does not apply to the first trade of shares of Common Stock issued in connection with the Performance Stock Units, provided the conditions set forth in section 2.8 of 72-503 are satisfied. The shares of Common Stock acquired under the Plan may not be transferred or sold in Canada or to a Canadian resident other than in accordance with applicable provincial or territorial securities laws. The Participant is advised to consult the Participant’s own legal advisor prior to any resale of shares of Common Stock.
Data Protection
Section 3 of Addendum A of the Performance Stock Unit Agreement is amended to add the following to the end of Section 4(a): In connection therewith, it is possible that personal data may be disclosed to governments, courts or law enforcement or regulatory agencies in that other country in accordance with the laws of that country.
Termination
For purposes of the Performance Stock Unit Agreement and the Plan, including Section 4 of the Performance Stock Unit Agreement and Section 8(c)(ii) of the Plan, the date of the Participant’s Termination shall be deemed to be the date on which the Participant ceases to be actively employed by the Service Recipient, which term “actively employed” shall include any period for which the Participant is deemed to be actively employed for purposes of applicable employment standards legislation, and shall exclude any other period of non-working notice of termination or any notice period, whether mandated or implied under local law during which the Participant is not actually employed (e.g., garden leave or similar leave) or during or for which the Participant receives pay in lieu of notice or severance pay. The Company shall have the sole discretion to determine when the Participant is no longer actively employed for purposes of the Performance Stock Unit Agreement and the Plan without reference to any other agreement, written or oral, including the Participant’s contract of employment, if applicable.

India
Exchange Control Notification
The Participant’s participation in the Plan and purchase of shares of Common Stock is subject to and conditional upon the Participant’s compliance with all applicable laws including but not limited to the (Indian) Foreign Exchange Management Act, 1999 and the regulations thereunder, as amended.
The Participant must repatriate any proceeds from the sale of shares of Common Stock acquired under the Plan and any dividends on such shares to India within the stipulated period. The Participant should consult the Participant’s own advisor with respect to such requirements.
UK
Sub-Plan
The Performance Stock Units are granted subject to the Sub-Plan for U.K. Employees and all references to the Plan shall include the Sub-Plan.
Award Payable Only in Common Stock
Notwithstanding any discretion in the Plan or anything to the contrary in the Performance Stock Unit Agreement or the Plan, including Section 8(d) of the Plan, the grant of the Performance Stock Units does not provide the Participant any right to receive a cash payment and the Performance Stock Units may be settled only in shares of Common Stock.
Termination of Service
The Participant has no right to compensation or damages on account of any loss in respect of Performance Stock Units under the Plan where the loss arises or is claimed to arise in whole or part from: (a) the termination of the Participant’s office or employment; or (b) notice to terminate the Participant’s office or employment. This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused, and however compensation or damages are claimed. For the purpose of the Plan, the implied duty of trust and confidence is expressly excluded.
Taxes
The Participant agrees to indemnify the Company and the Service Recipient (as applicable) for any Applicable Taxes that may be payable with respect to the full number of shares of Common Stock vested and issued (including those shares of Common Stock that are deemed issued).
Employer NIC

    As a condition to the issuance of shares of Common Stock under the Performance Stock Units, the Company may require the Participant to agree to accept all liability for and pay all secondary Class 1 National Insurance Contributions, and (and to the extent lawful for the Participant to bear the cost) any employer’s health and social care levy or similar payments, which would otherwise be payable by the Company or the Service Recipient (or any successor or any affiliate employing or previously employing the Participant) with respect to the issuance of shares of Common stock under the Performance Stock Units or any other event giving rise to taxation under the Performance Stock Units (the “Employer NIC”). The Participant agrees that the Participant will execute, within the time period specified by the Company, a joint election (the “Joint Election”) provided by the Company and any other consent or elections required to effect the transfer of the Employer NIC. The Participant further agrees to execute such other joint elections and any other consent or elections as may be required between the Participant and any successor to the Company and/or the Service Recipient. The Participant further agrees that the Company and/or the Service Recipient may collect the Employer NIC by any of the means set forth in the Joint Election or other applicable consent or election.

Exhibit A1
1 Note to Draft: Performance metrics for award to be determined.

Exhibit B
RESTRICTIVE COVENANT AGREEMENT